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                                                                  EXHIBIT (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated May 23, 2003, relating to the financial statements and financial highlights, which appear in the March 31, 2003 Annual Reports to Shareholders of ING Funds Trust, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2002, relating to the financial statements and financial highlights, which appears in the October 31, 2002 Annual Report to Shareholders of ING Mutual Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2002, relating to the financial statements and financial highlights of ING International Value Fund, one of the portfolios constituting ING Mayflower Trust, which appears in the October 31, 2002 Annual Report to Shareholders of ING Mayflower Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.





PricewaterhouseCoopers LLP

Denver, Colorado
July 24, 2003